      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2000
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                      ONESOURCE INFORMATION SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                  04-3204522
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                300 BAKER AVENUE
                                CONCORD, MA 01742
               (Address of Principal Executive Offices) (Zip Code)

                              --------------------

                      1999 STOCK OPTION AND INCENTIVE PLAN
                            (Full Title of the Plan)

                              --------------------

                               DANIEL J. SCHIMMEL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      ONESOURCE INFORMATION SERVICES, INC.
                                300 BAKER AVENUE
                          CONCORD, MASSACHUSETTS 01742
                     (Name and Address of Agent For Service)

                                 (978) 318-4300
          (Telephone Number, Including Area Code, of Agent For Service)

                         ------------------------------

                                    COPY TO:

                              KATHY A. FIELDS, ESQ.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 HIGH STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


                                                           PROPOSED
                                                            MAXIMUM         PROPOSED MAXIMUM
        TITLE OF SECURITIES             AMOUNT TO BE     OFFERING PRICE    AGGREGATE OFFERING         AMOUNT OF
          TO BE REGISTERED               REGISTERED        PER SHARE              PRICE            REGISTRATION FEE
        -------------------             ------------     --------------    ------------------      ----------------
Common Stock, $0.01 par value            1,000,000          $7.3125(1)        $7,312,500(1)           $1,930.50(2)

      (1) The exercise price of options issued pursuant to the 1999 Stock Option and Incentive Plan is determined at the time of grant. None of the shares being registered hereunder are subject to outstanding options. Accordingly, the proposed maximum offering price of $7.3125 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on June 20, 2000, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

      (2) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 333-85363 on Form S-8 as filed with the Securities and Exchange Commission on August 17, 1999, relating to the 1999 Stock Option and Incentive Plan is effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statement are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E, the information contained in Items 4 through 7 and Item 9 of Part II of the Registration Statement No. 333-85363 on Form S-8, as it pertains to the 1999 Stock Option and Incentive Plan is incorporated by reference herein.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by OneSource Information Services, Inc. (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 1999.

         (b) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 filed pursuant to the Exchange Act;

         (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, as amended, filed pursuant to Section 12(g) of the Exchange Act on April 22, 1999.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

EXHIBIT NO.       DESCRIPTION OF EXHIBIT

4.1 1999 Stock Option and Incentive Plan of the Registrant, as amended

5.1               Opinion of Testa, Hurwitz & Thibeault, LLP

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of Testa, Hurwitz & Thibeault, LLP (included in
                  Exhibit 5.1)

24.1 Power of Attorney (included as part of the signature page to this Registration Statement)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of Massachusetts, on the 27 day of June, 2000.

                               ONESOURCE INFORMATION SERVICES, INC.


                               By: /s/ Daniel J. Schimmel
                                  ----------------------------------
                               Daniel J. Schimmel
                               President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of OneSource Information Services, Inc., hereby severally constitute and appoint Daniel J. Schimmel and Roy D. Landon, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any registration statement on Form S-8, any and all amendments and exhibits to this registration statement, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or thereby, and generally to do all things in our names and on our behalf in such capacities to enable OneSource Information Services, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                               TITLE(S)                                      DATE
      ---------                               --------                                      ----

      /s/ Daniel J. Schimmel                  Chief Executive Officer, President            June 27, 2000
-----------------------------                 and Director
Daniel J. Schimmel                            (Principal Executive Officer)


      /s/ Roy D. Landon                       Senior Vice President                         June 27, 2000
------------------------------------          and Chief Financial Officer
Roy D. Landon                                 (Principal Financing and Accounting
                                              Officer)


      /s/ David Dominik                       Director                                      June 27, 2000
------------------------------------
David Dominik

      /s/ Martin Kahn                         Chairman                                      June 27, 2000
------------------------------------
Martin Kahn

      /s/ Gregg S. Newmark                    Director                                      June 27, 2000
------------------------------------
Gregg S. Newmark

                                  EXHIBIT INDEX



EXHIBIT NO.       DESCRIPTION

4.1               1999 Stock Option and Incentive Plan, as amended.

5.1               Opinion of Testa, Hurwitz & Thibeault, LLP

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of Testa, Hurwitz & Thibeault, LLP (included in
                  Exhibit 5.1)

24.1 Power of Attorney (included as part of the signature page of this Registration Statement)